AGREEMENT
Schedule of Payment

The following is an agreement between the Energy & Environmental Research Center Foundation®, a nonprofit entity, organized under the laws of the State of North Dakota, having its principal place of business at 15 North 23rd Street, Stop 9017, Grand Forks, North Dakota, 58202-9017 (hereinafter referred to as "LICENSOR") and MES Inc., previously named RLP Energy, Inc., a corporation under the laws of the State of North Dakota, having its principal place of business at 3301 30th Avenue South, Suite 104B, Grand Forks, North Dakota, 58201 (hereinafter referred to as the "COMPANY").

WHEREAS, the LICENSOR and the COMPANY have entered into an "Exclusive Patent and Know-How License Agreement, Including Transfer of Ownership" dated January 15, 2009 (hereinafter referred to as the "LICENSE");

WHEREAS, the parties acknowledge and agree that the COMPANY has a License Maintenance Fee (per Section 5.2 of LICENSE) of US$200,000 (two hundred thousand) payable to the LICENSOR, as of January 1, 2013, in accordance with the terms and conditions of the LICENSE;

WHEREAS, the COMPANY acknowledges that no running royalties (per Section 5.3 of LICENSE) in excess of the License Maintenance Fee are due and no SUBLICENSE INCOME (per Section 5.4 of LICENSE) is due.

WHEREAS, the COMPANY desires to pay to the LICENSOR the License Maintenance Fee of US$200,000 as per a schedule of payment under this Agreement; and

WHEREAS, the LICENSOR desires to have the intellectual property under the LICENSE developed and commercialized and is willing to accept the COMPANY payment of the License Maintenance Fee of US$200,000 (two hundred thousand) as per a schedule of payment under this agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants, conditions, promises, representation and warranties herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.0 SCHEDULE OF PAYMENT

1.1 The COMPANY agrees and shall pay LICENSOR the License Maintenance Fee of US$200,000 (two hundred thousand) on the dates set forth below:

1) The payments of US$25,000 (twenty-five thousand) on the 15 (fifteenth) of each month for a period of 8 (eight) months, commencing on January 15, 2013, until the License Maintenance Fee of US$200,000 (two hundred thousand) is paid to the LICENSOR.

ARTICLE 2.0 PAYMENTS

2.1 Payments shall be made as per Article 1.0 of this Agreement in U.S. dollars by COMPANY'S check drawn to LICENSOR and delivered to LICENSOR at its place of business.

ARTICLE 3.0 MATERIAL BREACH

3.1 In the event COMPANY commits a material breach of its obligation to make the payments as per Article 1.0 of this Agreement and fails to cure that breach within 15 (fifteen) days after receiving notice thereof, LICENSOR shall have the option to terminate the LICENSE upon written notice to COMPANY.

ARTICLE 4.0 PRIOR NEGOTIATIONS

4.1 This Agreement sets forth the entire Agreement concerning the payment of the COMPANY'S License Maintenance Fee of US$200,000 (two hundred thousand) payable to the LICENSOR, as of January 1, 2013, in accordance with the terms and conditions of the LICENSE, and shall supersede all communications, negotiations and agreements between the parties in relation to the subject matter herein;

4.2 This Agreement is restricted only for the purpose, and concerning the payment, of the COMPANY's License Maintenance Fee of US$200,000 (two hundred thousand) payable to the LICENSOR, as of January 1, 2013, in accordance with the terms and conditions of the LICENSE and does not waive or have any effect on any and future payments of fees and other terms and conditions of the LICENSE.

ARTICLE 5.0 CONFIDENTIALITY

5.1 The parties to this Agreement agree to keep confidential and not disclose to third parties the information contained in or regarding this Agreement except with the written consent of COMPANY and LICENSOR or where the information:

1) now or hereafter through no act or failure to act on the part of either Party, becomes generally known or available to the public without breaching this Agreement; or

2) is required by law to be disclosed.

ARTICLE 6.0 NOTICES

6.1 Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by facsimile or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

if to the LICENSOR:

ENERGY & ENVIRONMENTAL RESEARCH CENTER FOUNDATION
15 North 23rd Street, Stop 9017
Grand Forks, ND 58202-9017
USA
Attention: President

if to COMPANY:

MES, INC.
3301 30th Avenue South, Suite 104B
Grand Forks, ND 58201
USA
Attention: President

6.2 All notices under this Agreement shall be deemed effective upon receipt.

ARTICLE 7.0 GOVERNING LAW

7.1 This Agreement shall be construed and enforced according to the laws of the State of North Dakota in the Northwest Central District of North Dakota.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

ENERGY & ENVIRONMENTAL RESEARCH CENTER FOUNDATION	MES, INC.
By: [signature]	By: [signature]
Name: Thomas F. Bechtel	Name: R. Alan Kelley
Title: President	Title: President
Date: 12/17/2012	Date: 12/4/12